March 9, 2026
Dear Workhorse Shareholders,
It is a privilege to write to you today as CEO of the new Workhorse. Since completing our merger with Motiv Electric Trucks in December 2025, our team has been moving quickly — and I’m pleased to report that we are executing against the priorities we set from day one. The commercial truck market is at an inflection point, and we believe Workhorse is well-positioned to be an important part of its transformation.
What We’ve Done: Delivering on Our Early Priorities
We made three clear commitments at the outset: complete the integration, expand our product portfolio, and strengthen our financial position. Here’s where we stand:
•Integration:
Our Board and governance structure are in place, employee and office integrations are nearly complete, and we have completed a full review of our enterprise systems and key operating processes. We have taken early steps to pursue an integrated operating model from which to operate and grow and we have finalized a plan for full enterprise process and systems integration as we progress through the next 2 to 3 quarters.
•Product Portfolio and Roadmap:
We have developed a new Cycle Plan and product-roadmap that charts the future commonization / harmonization of our hardware and software platforms — along with advancing the design of a new proprietary cab-chassis designed to unlock a broader spectrum of the full Class 4–6 marketplace. In terms of low-cost manufacturing readiness, we are continuing production of the W56 at our Union City, Indiana facility and are in the final stages of fully transferring all of our other manufacturing activities to our facilities in Union City.
•Financial Position:
Following the merger, we entered the year with a much stronger balance sheet, and we have completed the placement of a new line of supply chain financing to support advance orders of parts and components to reduce the time and significantly lower the use of cash to fulfill those orders. We are preparing to report on our full-year 2025 and Q4 results at the end of March. While it’s only been a short time since we closed the merger, we are on track to recognize expected integration synergies and initial gains from economies of scale – reducing our fixed costs and our bill of materials costs.
The Road Ahead: Why We Remain Confident
The combined Workhorse brings over 20 years of operating experience, more than $860 million in previously invested capital, 1,100 trucks deployed across North America’s largest fleets, and more than 20 million miles of real-world use. We believe that foundation gives us a durable competitive advantage in the $23 billion medium-duty truck market(1) — a market that is ripe for disruption and increasingly ready to act.

Our Stables by Workhorse division, which operates as an independent FedEx contractor in Ohio, continues to provide powerful, real-world proof of what our trucks can do: our electric vehicles deliver documented savings of approximately 64%(2) on fuel and maintenance compared to ICE vehicles. We believe that kind of performance, demonstrated at scale across a mixed fleet, is a compelling argument for any fleet operator running the numbers on total cost of ownership.
We believe profitability is achievable at a low volume that equates to less than 1% of our target market. That’s not an aspirational number. It’s a modest, achievable milestone for a company that already has trucks on the road with 10 of North America’s largest medium-duty fleet operators. Best of all, we believe our five-year growth plan is achievable at our existing commercial scale manufacturing plant with minimal additional capital expenditure required.
Looking further ahead, we are aligning our R&D investments in 2026 and 2027 to expand our product lineup with maximum shared architecture – an approach that we believe will drive down per-unit cost and unlock greater pricing flexibility. We have finalized our strategic product roadmap, begun executing against it, and see continued strong interest from both our existing key customers and new market segments.
And finally, the new Workhorse is beginning to see increasing sales momentum. The integration of our Go-To-Market teams has strengthened alignment across the organization and created a more disciplined and coordinated approach to customer engagement, and we’re already seeing early results that show improvement in our sales pipeline. Positive trends in opportunity creation, progression and closings reflect the early impact of the operational and strategic changes we have implemented. As we approach the end of the first quarter, we believe this progress is translating into a strengthening backlog that we believe will support our plans for 2026 and beyond and reinforces our confidence in Workhorse’s path toward sustained commercial growth.
Our vision is straightforward: make the adoption of Workhorse trucks simple, strategic, and cost-effective for every commercial fleet customer we serve. By doing so, we aim to drive growth, achieve profitability, and create long-term value for you, our shareholders.
Thank you for your continued support. We are looking forward to discussing our Q4 and 2025 full year results in late March.
Sincerely,
Scott Griffith
Chief Executive Officer, Workhorse Group Inc.

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(1) Represents 2025 annual forecast of registrations as of April 2024 per S&P Global Mobility for NTEA US Commercial Vehicle Market Report, multiplied by an assumed $100,000 value per truck

(2) Based on 2023 full year operations of W56 trucks at Stables by Workhorse, which operates a FedEx ISP Fleet

Forward-Looking Statements
This letter contains “forward-looking statements” within the meaning of Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995, as amended. All statements other than statements of historical fact included in this press release, including, among other things, statements regarding future events, plans and anticipated results of operations, business strategies, the anticipated benefits of the Motiv/Workhorse merger, the anticipated impact of the Workhorse/Motiv merger on the combined company’s business and future financial and operating results, the expected amount and timing of synergies from the Workhorse/Motiv merger and other aspects of either company’s operations or operating results are forward-looking statements. Some of these statements may be identified by the use of the words “plans”, “expects” or “does not expect”, “estimated”, “is expected”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, “targets”, “projects”, “contemplates”, “predicts”, “potential”, “continue”, or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “should”, “might”, “will” or “will be taken”, “occur” or “be achieved”.

Forward-looking statements are based on the opinions and estimates of management of Workhorse as of the date such statements are made, and they are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. Some factors that could cause actual results to differ include our ability to achieve the expected synergies and/or efficiencies from our operations and as a result of the Motiv/Workhorse merger; the effect of the announcement of the Motiv/Workhorse merger on the ability of the parties to operate their businesses and retain and hire key personnel and to maintain favorable business relationships; the possibility that the integration of the parties may be more difficult, time-consuming or costly than expected or that operating costs and business disruptions may be greater than expected; the risk that the price of our securities may be volatile due to a variety of factors; changes in laws, regulations, technologies, the global supply chain, and macro-economic and social environments affecting our business; and our ability to maintain compliance with Nasdaq rules and otherwise maintain our listing of securities on Nasdaq.

Additional information on these and other factors that may cause actual results and Workhorse’s performance to differ materially is included in Workhorse’s periodic reports filed with the SEC, including, but not limited to, Workhorse’s Annual Report on Form 10-K for the year ended December 31, 2024, including those factors described under the heading “Risk Factors” therein, and Workhorse’s subsequent Quarterly Reports on Form 10-Q. Copies of Workhorse’s filings with the SEC are available publicly on the SEC’s website at www.sec.gov or may be obtained by contacting Workhorse. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. These forward-looking statements are made only as of the date hereof, and Workhorse undertakes no obligations to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law